CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 84 to the Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated March 13, 2015, relating to the financial statements and financial highlights appearing in the January 31, 2015 Annual Reports to Shareholders of Vanguard Dividend Appreciation Index Fund, Vanguard Energy Fund and Vanguard Health Care Fund, and of our reports dated March 17, 2015, relating to the financial statements and financial highlights appearing in the January 31, 2015 Annual Reports to Shareholders of Vanguard Dividend Growth Fund, Vanguard Precious Metals and Mining Fund and Vanguard REIT Index Fund (comprising Vanguard Specialized Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
May 26, 2015